Exhibit 99.1

April 24, 2013

NASDAQ OMX REPORTS FIRST QUARTER 2013 RESULTS

•	First quarter 2013 non-GAAP diluted EPS of $0.64, tied for the second highest quarterly performance in company history; first quarter 2013 GAAP diluted EPS of $0.25.

•	First quarter 2013 net exchange revenues[1] were $418 million, up 1% from the prior year quarter.

•	Non-transaction based revenues were 72% of our first quarter 2013 net exchange revenues, compared to 69% in the prior year quarter, and increased 5% from the prior year quarter.

•	First quarter 2013 non-GAAP operating expenses of $237 million increased 2% from the prior year quarter.

•	Beginning in 2013, we realigned our reportable segments as a result of changes to the organizational structure of our businesses.

New York, N.Y.—The NASDAQ OMX Group, Inc. (NASDAQ: NDAQ) today reported results for the first quarter of 2013. First quarter net exchange revenues were $418 million, up from $414 million in the prior year period, driven by increases in our Global Technology Solutions and Global Information Services segments, partially offset by lower U.S. cash equity trading revenues. On an organic basis (constant currency and excluding acquisitions) first quarter net exchange revenues decreased 2% year-over-year.

Operating expenses were $328 million in the first quarter of 2013, compared to $243 million in the prior year quarter. On a non-GAAP basis, first quarter 2013 operating expenses were $237 million, up 2% as compared to the prior year quarter. On an organic basis (constant currency and excluding acquisitions), first quarter non-GAAP operating expenses fell 3% year-over-year.

First quarter 2013 non-GAAP diluted earnings per share were $0.64, up $0.03 compared to the prior year quarter. Non-GAAP diluted earnings per share in the first quarter of 2013 exclude $62 million of expenses accrued for the one-time voluntary accommodation program. This program, which was approved by the SEC on March 22, 2013, expands the pool available to compensate members of the NASDAQ Stock Market for qualified losses arising directly from the system issues experienced with the Facebook IPO that occurred on May 18, 2012.

As previously disclosed, the staff of the SEC’s Division of Enforcement is conducting an investigation relating to these systems issues. Although the Commission has not reached a final conclusion, NASDAQ OMX may pay $10 million in connection with the potential resolution of this matter. As a result, non-GAAP diluted earnings per share in the first quarter of 2013 also exclude $10 million of expenses accrued for this estimated liability.

Non-GAAP diluted earnings per share in the first quarter of 2013 further exclude $10 million of non-cash asset impairment charges, $9 million of restructuring charges, $8 million of merger and strategic initiatives expenses, and $2 million of special legal expenses. On a GAAP basis, net income attributable to NASDAQ OMX for the first quarter of 2013 was $42 million, or $0.25 per diluted share, compared with $85 million, or $0.49 per diluted share, in the prior year quarter.

[1]	Represents revenues less transaction rebates, brokerage, clearance and exchange fees.

“The successful execution of our strategy has delivered solid first quarter results” said Bob Greifeld, CEO, NASDAQ OMX. “While the volume environment remained challenging, our portfolio of corporate, trading, technology, and information businesses continue to deliver consistent revenue and earnings performance. We remain focused on helping our clients manage the growing complexity and connectivity, which is required to optimize today’s global business environment, by delivering products and services that enhance efficiency and productivity in the environments in which they operate.”

Mr. Greifeld continued, “Looking forward in 2013, while we are confident that a recovering economy and increasing investor confidence will eventually lead to stronger tailwinds for our businesses, our diverse client base of investors, financial institutions, exchanges, and regulators, and public and private companies, are not waiting idly by, and are actively looking for solutions that deliver a more effective means of interacting with the capital markets. As such, we continue to dedicate significant resources towards both organic initiatives, in particular our growing GIFT program, as well as strategic acquisitions, to enhance the options and opportunities inherent in our global offering.”

Lee Shavel, EVP and CFO, NASDAQ OMX said:

“We have realigned our business to better serve our customers and our revised business segments are intended to improve the transparency of our business model for investors. We have combined our Corporate Solutions and Market Technologies businesses to highlight the combined scale of our financial software businesses which will be further enhanced by the acquisition of the Thomson Reuters Corporate Services Business. Similarly, we have combined our Market Data and Index businesses to emphasize the strength of our information services businesses. The revenue and operating profit disclosures for these segments will facilitate comparisons to companies with similar revenue and profitability dynamics.”

Mr. Shavel continued, “While we have delivered substantial value to shareholders through our share repurchases and dividends, we will be focused in the near-term on reducing the leverage associated with our recently announced acquisitions of Thomson Reuters Corporate Services and eSpeed. Utilizing our strong and consistent cash flow, we believe NASDAQ OMX will return to pre-transaction leverage ratios within a year from closing these transactions. We remain focused on delivering on the objectives we set for the eSpeed and the Thomson Reuters Corporate Services businesses and believe they represent significant strategic and financial opportunities for our shareholders.”

At March 31, 2013, the company had cash and cash equivalents of $591 million and total debt of $1,966 million, resulting in net debt of $1,375 million. This compares to net debt of $1,479 million at December 31, 2012. During the first quarter of 2013, the company repurchased 0.3 million shares of outstanding common stock under a share repurchase program, for a total of $10 million. Since January 2010, NASDAQ OMX has repurchased $1,182 million of outstanding common stock, representing 53.7 million shares at an average price of $22.03.

The NASDAQ OMX Group, Inc.	2

BUSINESS HIGHLIGHTS

Market Services (43% of total net exchange revenues) - Net exchange revenues were $182 million in the first quarter of 2013, down $8 million when compared to the first quarter of 2012.

Cash Equities (11% of total net exchange revenues) – Total net cash equity trading revenues were $45 million in the first quarter of 2013, down $8 million compared to the first quarter of 2012. The decline was due to lower industry volumes, both in the U.S. and in Europe, as well as lower market share, in particular in the U.S.

Derivatives (17% of total net exchange revenues) – Total net derivative trading and clearing revenues were $74 million in the first quarter of 2013, down $1 million compared to the first quarter of 2012. Net U.S. derivative trading and clearing revenues increased 5% year-over-year due to market share gains and positive revenue capture per traded contract. European derivative trading and clearing revenues declined $3 million on lower rate per contract in equity derivatives due to pricing incentives aimed at capturing OTC volume and lower fixed income volumes, partially offset by higher commodity revenues and a favorable impact from foreign exchange of $1 million.

Access and Broker Services (15% of total net exchange revenues) – Access and broker services revenues totaled $63 million in the first quarter of 2013, up $1 million compared to the first quarter of 2012. The increase was primarily driven by the uptake of new products including 40G connectivity.

Information Services (26% of total net exchange revenues) – Revenues were $108 million in the first quarter of 2013, up $6 million from the first quarter of 2012.

Market Data (22% of total net exchange revenues) – Total market data revenues were $91 million in the first quarter of 2013, up $4 million from the first quarter of 2012. U.S. market data products contributed the largest part of the increase, as a result of increased sales of proprietary products like Totalview and NASDAQ Basic, price increases to Level 2 products, and higher audit collections, partially offset by lower net U.S. tape plan revenues. Index data products also grew, while European market data products were flat.

Index Licensing and Services (4% of total net exchange revenues) – Index licensing and services revenues were $17 million in the first quarter of 2013, up $2 million from the first quarter of 2012. The revenue increase was split between growth in the value of assets in licensed products and from the acquisition of the index business of Mergent Inc., including Indxis.

Technology Solutions (18% of total net exchange revenues) - Revenues were $73 million in the first quarter of 2013, up $7 million from the first quarter of 2012.

The NASDAQ OMX Group, Inc.	3

Corporate Solutions (6% of total net exchange revenues) – Total corporate solutions revenues were $24 million in the first quarter of 2013, up $3 million from the first quarter of 2012. Corporate solutions revenues growth was primarily due to strong performance in Shareholder.com, GlobeNewswire, and Directors Desk products.

Market Technology (12% of total net exchange revenues) – Market technology revenues were $49 million in the first quarter of 2013, up $4 million from the first quarter of 2012. The revenue increase is primarily due to revenues from BWise, which we acquired in the second quarter of 2012. Order intake in the first quarter of 2013 decreased, from $55 million in the first quarter of 2012 to $19 million in the first quarter of 2013, as several customer purchasing decisions were delayed. The order backlog remains higher year-over-year.

Listing Services (13% of total net exchange revenues) – Revenues were $55 million in the first quarter of 2013, down $1 million compared to the first quarter of 2012. The decrease was driven by a decrease in U.S. listing revenues, driven by lower initial listing fees, partially offset by an increase in European listing revenues.

COST GUIDANCE – For the full year of 2013, core operating expenses are expected to be in the range of $910 million to $930 million, with an additional $50 million to $60 million in incremental new initiative spending, and $12 million related to a 2013 accounting reclassification of certain Corporate Solutions expenses that were previously netted in revenue, resulting in total operating expenses in the range of $972 million to $1,002 million. This guidance excludes expenses related to our previously announced cost reduction plan, expenses for the voluntary accommodation program, the SEC matter, special legal expenses, and the expenses associated with the announced acquisitions of eSpeed and the IR, PR, and Multimedia Solutions businesses from Thomson Reuters.

CORPORATE HIGHLIGHTS

•

Agreement to acquire eSpeed. On April 1, 2013, NASDAQ OMX announced an agreement with BGC Partners, Inc., to acquire the eSpeed platform for trading U.S. Treasuries. Following the closing of the transaction, which is subject to regulatory approval, NASDAQ OMX intends to leverage its strong technology experience and leading distribution capabilities to further develop eSpeed’s leading marketplace, while enjoying the structural tailwinds of a growing U.S. Treasury market.

•

Joint venture with SharesPost announced to form NASDAQ Private Market. NASDAQ OMX and SharesPost announced a NASDAQ OMX majority owned joint venture that will establish the preeminent marketplace for private growth companies. The NASDAQ Private Market (NPM) will provide improved access to liquidity for early investors, founders, and employees, while enabling the efficient buying and selling of private company shares. NPM is expected to launch later in 2013, pending regulatory approvals.

•

Combination of Market Technology and Corporate Solutions businesses. NASDAQ OMX combined the Market Technology and Corporate Solutions businesses, which are now included under the Technology Solutions segment and are led by Anna Ewing, Executive Vice President, Technology Solutions. The combination enables increased customer focus, growth across the company’s technology businesses and a dedicated software and technology management structure.

The NASDAQ OMX Group, Inc.	4

•

Combination of Data Products and Index Group businesses. NASDAQ OMX combined the Data Products and Index Group businesses, which are now included under the Global Information Services segment and are led by John Jacobs, Executive Vice President, Global Information Services. The combination enables greater customer focus and leverage of NASDAQ OMX’s scalable technology, product innovation and robust distribution channels.

About NASDAQ OMX Group

The inventor of the electronic exchange, The NASDAQ OMX Group, Inc., fuels economies and provides transformative technologies for the entire lifecycle of a trade - from risk management to trade to surveillance to clearing. In the U.S. and Europe, we own and operate 23 markets, 3 clearinghouses and 5 central securities depositories supporting equities, options, fixed income, derivatives, commodities, futures and structured products. Able to process more than 1 million messages per second at sub-40 microsecond speeds with 99.99+% uptime, our technology drives more than 70 marketplaces in 50 developed and emerging countries into the future, powering 1 in 10 of the world’s securities transactions. Our award-winning data products and worldwide indexes are the benchmarks in the financial industry. Home to over 3,300 listed companies worth more than $6 trillion in market cap whose innovations shape our world, we give the ideas of tomorrow access to capital today. Welcome to where the world takes a big leap forward, daily. Welcome to the NASDAQ OMX Century. To learn more, visit www.nasdaqomx.com. Follow us on Facebook (www.facebook.com/NASDAQ) and Twitter (www.twitter.com/nasdaqomx). (Symbol: NDAQ and member of S&P 500)

Non-GAAP Information

In addition to disclosing results determined in accordance with GAAP, NASDAQ OMX also discloses certain non-GAAP results of operations, including, but not limited to, net income attributable to NASDAQ OMX, diluted earnings per share, net exchange revenues, operating income, and operating expenses, that make certain adjustments or exclude certain charges and gains that are described in the reconciliation table of GAAP to non-GAAP information provided at the end of this release. Management believes that this non-GAAP information provides investors with additional information to assess NASDAQ OMX’s operating performance by making certain adjustments or excluding costs or gains and assists investors in comparing our operating performance to prior periods. Management uses this non-GAAP information, along with GAAP information, in evaluating its historical operating performance.

The non-GAAP information is not prepared in accordance with GAAP and may not be comparable to non-GAAP information used by other companies. The non-GAAP information should not be viewed as a substitute for, or superior to, other data prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. NASDAQ OMX cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections about our future

The NASDAQ OMX Group, Inc.	5

financial results, growth, trading volumes, taxes and achievement of synergy targets, (ii) statements about the closing or implementation dates and benefits of certain strategic and capital return initiatives, (iii) statements about our integrations of our recent acquisitions and (iv) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to, NASDAQ OMX’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in NASDAQ OMX’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on NASDAQ OMX’s website at http://www.nasdaqomx.com and the SEC’s website at www.sec.gov. NASDAQ OMX undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact Media Relations:	Contact Investor Relations:
Joseph Christinat +1.646.441.5121	Ed Ditmire +1.212.401.8737
Joseph.Christinat@NASDAQOMX.Com	Ed.Ditmire@NASDAQOMX.Com

NDAQF

(tables follow)

(income statement)

(revenue statement)

(balance sheet)

(GAAP reconciliation table)

(key drivers)

(restated historical income statement and revenue detail)

The NASDAQ OMX Group, Inc.	6

The NASDAQ OMX Group, Inc.

Condensed Consolidated Statements of Income

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
Revenues:
Market Services	$508	$520	$580
Cost of revenues:
Transaction rebates	(242)	(249)	(306)
Brokerage, clearance and exchange fees	(84)	(84)	(84)

Total cost of revenues	(326)	(333)	(390)

Total Market Services revenues less transaction rebates, brokerage, clearance and exchange fees	182	187	190
Listing Services	55	57	56
Information Services	108	99	102
Technology Solutions	73	79	66

Revenues less transaction rebates, brokerage, clearance and exchange fees	418	422	414

Operating Expenses:
Compensation and benefits	117	116	112
Marketing and advertising	7	7	6
Depreciation and amortization	27	27	26
Professional and contract services	29	29	25
Computer operations and data communications	15	10	17
Occupancy	22	25	23
Regulatory	7	7	9
Merger and strategic initiatives	8	4	2
Restructuring and other charges	9	8	9
General, administrative and other	25	14	14
Voluntary accommodation program	62	—	—

Total operating expenses	328	247	243

Operating income	90	175	171

Interest income	3	3	2
Interest expense	(24)	(25)	(24)
Asset impairment charges	(10)	—	(12)

Income before income taxes	59	153	137
Income tax provision	17	69	53

Net income	42	84	84
Net loss attributable to noncontrolling interests	—	1	1

Net income attributable to NASDAQ OMX	$42	$85	$85

Basic and diluted earnings per share:
Basic earnings per share	$0.26	$0.52	$0.49

Diluted earnings per share	$0.25	$0.50	$0.48

Cash dividends declared per common share	$0.13	$0.13	$—

Weighted-average common shares outstanding for earnings per share:
Basic	165.7	164.5	173.0
Diluted	169.7	169.1	177.5

The NASDAQ OMX Group, Inc.

Condensed Consolidated Statements of Income

(in millions, except per share amounts)

	Three Months Ended				Year Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	December 31, 2012	December 31, 2011	December 31, 2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Market Services	$580	$587	$519	$520	$2,206	$2,553	$2,387
Cost of revenues:
Transaction rebates	(306)	(299)	(250)	(249)	(1,104)	(1,344)	(1,312)
Brokerage, clearance and exchange fees	(84)	(89)	(84)	(84)	(342)	(404)	(363)

Total cost of revenues	(390)	(388)	(334)	(333)	(1,446)	(1,748)	(1,675)

Total Market Services revenues less transaction rebates, brokerage, clearance and exchange fees	190	199	185	187	760	805	712

Listing Services	56	55	55	57	224	236	229
Information Services	102	106	99	99	406	391	365
Technology Solutions	66	67	73	79	284	258	215
Other	—	—	—	—	—	—	1

Revenues less transaction rebates, brokerage, clearance and exchange fees	414	427	412	422	1,674	1,690	1,522

Operating Expenses:
Compensation and benefits	112	113	113	116	454	458	412
Marketing and advertising	6	6	6	7	26	24	20
Depreciation and amortization	26	25	26	27	104	109	103
Professional and contract services	25	26	27	29	107	91	78
Computer operations and data communications	17	17	18	10	60	65	58
Occupancy	23	23	22	25	93	91	88
Regulatory	9	9	8	7	34	35	35
Merger and strategic initiatives	2	1	(3)	4	4	38	4
Restructuring and other charges	9	17	10	8	44	—	—
General, administrative and other	14	15	15	14	58	83	93

Total operating expenses	243	252	242	247	984	994	891

Operating income	171	175	170	175	690	696	631

Interest income	2	2	2	3	10	11	9
Interest expense	(24)	(24)	(24)	(25)	(97)	(119)	(102)
Asset impairment charges	(12)	(28)	—	—	(40)	(18)	—
Loss on divestiture of business	—	—	(14)	—	(14)	—	(11)
Income (loss) from unconsolidated investees	—	—	—	—	(1)	2	2
Dividend and investment income	—	—	—	—	—	1	(3)

Income before income taxes	137	125	134	153	548	573	526
Income tax provision	53	33	45	69	199	190	137

Net income	$84	$92	$89	$84	$349	$383	$389

Net loss attributable to noncontrolling interests	1	1	—	1	3	4	6

Net income attributable to NASDAQ OMX	$85	$93	$89	$85	$352	$387	$395

Basic and diluted earnings per share:
Basic earnings per share	$0.49	$0.55	$0.53	$0.52	$2.09	$2.20	$1.94

Diluted earnings per share	$0.48	$0.53	$0.52	$0.50	$2.04	$2.15	$1.91

Cash dividends declared per common share	$—	$0.13	$0.13	$0.13	$0.39	$—	$—

Weighted-average common shares outstanding for earnings per share:
Basic	173.0	169.4	166.2	164.5	168.3	176.3	203.0
Diluted	177.5	173.4	170.5	169.1	172.6	180.0	207.0

The NASDAQ OMX Group, Inc.

Revenue Detail

(in millions)

(unaudited)

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
MARKET SERVICES
Cash Equity Trading Revenues:
U.S. cash equity trading	$276	$283	$340
Cost of revenues:
Transaction rebates	(180)	(180)	(235)
Brokerage, clearance and exchange fees	(73)	(74)	(75)

Total U.S. cash equity cost of revenues	(253)	(254)	(310)

Net U.S. cash equity trading revenues	23	29	30
European cash equity trading	22	18	23

Total net cash equity trading revenues	45	47	53

Derivative Trading and Clearing Revenues:
U.S. derivative trading and clearing	117	124	122
Cost of revenues:
Transaction rebates	(62)	(69)	(71)
Brokerage, clearance and exchange fees	(11)	(10)	(9)

Total U.S. derivative trading and clearing cost of revenues	(73)	(79)	(80)

Net U.S. derivative trading and clearing revenues	44	45	42
European derivative trading and clearing revenues	30	30	33

Total net derivative trading and clearing revenues	74	75	75
Access and Broker Services Revenues	63	65	62

Total Market Services revenues less transaction rebates, brokerage, clearance and exchange fees	182	187	190

LISTING SERVICES
U.S. listing services	42	44	44
European listing services	13	13	12

Total Listing Services revenues	55	57	56

INFORMATION SERVICES
Market Data Revenues:
U.S. market data products	63	60	60
European market data products	21	17	21
Index data products	7	6	6

Total Market Data revenues	91	83	87

Index Licensing and Services Revenues	17	16	15

Total Information Services revenues	108	99	102

TECHNOLOGY SOLUTIONS
Corporate Solutions Revenues	24	25	21

Market Technology Revenues:
Software license and support	37	36	36
Change request and advisory	6	12	4
Software as a service	6	6	5

Total Market Technology revenues	49	54	45

Total Technology Solutions revenues	73	79	66

Total revenues less transaction rebates, brokerage, clearance and exchange fees	$418	$422	$414

The NASDAQ OMX Group, Inc.

Revenue Detail

(in millions)

	Three Months Ended				Year Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	December 31, 2012	December 31, 2011	December 31, 2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
MARKET SERVICES
Cash Equity Trading Revenues:
U.S. cash equity trading	$340	$373	$297	$283	$1,294	$1,617	$1,600
Cost of revenues:
Transaction rebates	(235)	(246)	(193)	(180)	(854)	(1,087)	(1,094)
Brokerage, clearance and exchange fees	(75)	(83)	(75)	(74)	(308)	(375)	(341)

Total U.S. cash equity cost of revenues	(310)	(329)	(268)	(254)	(1,162)	(1,462)	(1,435)

Net U.S. cash equity trading revenues	30	44	29	29	132	155	165
European cash equity trading	23	19	18	18	80	95	90

Total net cash equity trading revenues	53	63	47	47	212	250	255

Derivative Trading and Clearing Revenues:
U.S. derivative trading and clearing	122	103	110	124	458	471	390
Cost of revenues:
Transaction rebates	(71)	(53)	(57)	(69)	(250)	(257)	(218)
Brokerage, clearance and exchange fees	(9)	(6)	(9)	(10)	(34)	(29)	(22)

Total U.S. derivative trading and clearing cost of revenues	(80)	(59)	(66)	(79)	(284)	(286)	(240)

Net U.S. derivative trading and clearing revenues	42	44	44	45	174	185	150
European derivative trading and clearing revenues	33	26	28	30	117	128	115

Total net derivative trading and clearing revenues	75	70	72	75	291	313	265

Access and Broker Services Revenues	62	66	66	65	257	242	188

Other Market Services Revenues	—	—	—	—	—	—	4

Total Market Services revenues less transaction rebates, brokerage, clearance and exchange fees	190	199	185	187	760	805	712

LISTING SERVICES
U.S. listing services	44	43	43	44	174	181	178
European listing services	12	12	12	13	50	55	51

Total Listing Services revenues	56	55	55	57	224	236	229

INFORMATION SERVICES
Market Data Revenues:
U.S. market data products	60	63	61	60	244	229	225
European market data products	21	20	17	17	74	80	69
Index data products	6	7	6	6	25	24	19

Total Market Data revenues	87	90	84	83	343	333	313

Index Licensing and Services Revenues	15	16	15	16	63	58	52

Total Information Services revenues	102	106	99	99	406	391	365

TECHNOLOGY SOLUTIONS
Corporate Solutions Revenues	21	22	22	25	89	75	63

Market Technology Revenues:
Software license and support	36	35	36	36	143	139	120
Change request and advisory	4	6	7	12	29	29	27
Software as a service	5	4	8	6	23	15	5

Total Market Technology revenues	45	45	51	54	195	183	152

Total Technology Solutions revenues	66	67	73	79	284	258	215

Other	—	—	—	—	—	—	1

Total revenues less transaction rebates, brokerage, clearance and exchange fees	$414	$427	$412	$422	$1,674	$1,690	$1,522

The NASDAQ OMX Group, Inc.

Consolidated Balance Sheets

(in millions)

	March 31, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$591	$497
Restricted cash	83	85
Financial investments, at fair value	218	223
Receivables, net	317	333
Deferred tax assets	46	33
Default funds and margin deposits	229	209
Other current assets	124	112

Total current assets	1,608	1,492
Non-current restricted cash	25	25
Property and equipment, net	215	211
Non-current deferred tax assets	291	294
Goodwill	5,309	5,335
Intangible assets, net	1,619	1,650
Other non-current assets	121	125

Total assets	$9,188	$9,132

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$217	$172
Section 31 fees payable to SEC	71	97
Accrued personnel costs	59	111
Deferred revenue	250	139
Other current liabilities	116	119
Deferred tax liabilities	35	35
Default funds and margin deposits	229	209
Current portion of debt obligations	137	136

Total current liabilities	1,114	1,018
Debt obligations	1,829	1,840
Non-current deferred tax liabilities	702	713
Non-current deferred revenue	148	156
Other non-current liabilities	192	196

Total liabilities	3,985	3,923

Commitments and contingencies
Equity
NASDAQ OMX stockholders’ equity:
Common stock	2	2
Additional paid-in capital	3,776	3,771
Common stock in treasury, at cost	(1,059)	(1,058)
Accumulated other comprehensive loss	(218)	(185)
Retained earnings	2,699	2,678

Total NASDAQ OMX stockholders’ equity	5,200	5,208
Noncontrolling interests	3	1

Total equity	5,203	5,209

Total liabilities and equity	$9,188	$9,132

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP Net Income, Diluted Earnings Per Share, Operating Income, and Operating Expenses

to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, and Operating Expenses

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
GAAP net income attributable to NASDAQ OMX:	$42	$85	$85

Non-GAAP adjustments:

Voluntary accommodation program	62	—	—
Reserve for Securities and Exchange Commission matter	10	—	—
Merger and strategic initiatives	8	4	2
Restructuring charges	9	8	9
Asset impairment charges	10	—	12
Special legal expenses	2	2	—
Sublease reserve	—	3	—
Value added tax refund	—	(7)	—
Other	—	1	—

Total non-GAAP adjustments	101	11	23
Adjustment to the income tax provision to reflect non-GAAP adjustments(1)	(35)	(5)	(3)
Significant tax adjustments, net	—	17	3

Total non-GAAP adjustments, net of tax	66	23	23

Non-GAAP net income attributable to NASDAQ OMX:	$108	$108	$108

GAAP diluted earnings per share:	$0.25	$0.50	$0.48
Total adjustments from non-GAAP net income above	0.39	0.14	0.13

Non-GAAP diluted earnings per share:	$0.64	$0.64	$0.61

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
GAAP operating income:	$90	$175	$171

Non-GAAP adjustments:

Voluntary accommodation program	62	—	—
Reserve for Securities and Exchange Commission matter	10	—	—
Merger and strategic initiatives	8	4	2
Restructuring charges	9	8	9
Special legal expenses	2	2	—
Sublease reserve	—	3	—
Value added tax refund	—	(7)	—
Other	—	1	—

Total non-GAAP adjustments	91	11	11

Non-GAAP operating income	$181	$186	$182

Total Non-GAAP revenues less transaction rebates, brokerage, clearance and exchange fees	$418	$422	$414

Non-GAAP operating margin (2)	43%	44%	44%

(1)	We determine the tax effect of each item based on the tax rules in the respective jurisdiction where the transaction occurred.
(2)	Non-GAAP operating margin equals non-GAAP operating income divided by Non-GAAP revenues less transaction rebates, brokerage, clearance and exchange fees.

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP Net Income, Diluted Earnings Per Share, Operating Income and Operating Expenses

to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income and Operating Expenses

(in millions, except per share amounts)

(unaudited)

	Three Months Ended				Year Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	December 31, 2012	December 31, 2011	December 31, 2010
GAAP net income attributable to NASDAQ OMX:	$85	$93	$89	$85	$352	$387	$395
Non-GAAP adjustments:
Income from open positions relating to the operations of the Exchange	—	(11)	—	—	(11)	—	—
Merger and strategic initiatives	2	1	(3)	4	4	38	4
Restructuring charges	9	17	10	8	44	—	—
Asset impairment charges	12	28	—	—	40	18	—
Loss on divestiture of business	—	—	14	—	14	—	11
Special legal expenses	—	—	4	2	7	—	—
Extinguishment of debt	—	—	—	—	—	31	40
Sublease reserve	—	—	—	3	3	—	5
Value added tax refund	—	—	—	(7)	(7)	—	—
Asset retirements	—	—	—	—	—	—	2
Workforce reductions	—	—	—	—	—	—	9
Other	—	2	—	1	4	4	5

Total non-GAAP adjustments	23	37	25	11	98	91	76
Adjustment to the income tax provision to reflect non-GAAP adjustments(1)	(3)	(13)	(10)	(5)	(32)	(28)	(28)
Significant tax adjustments, net	3	(6)	1	17	14	5	(32)

Total non-GAAP adjustments, net of tax	23	18	16	23	80	68	16
Non-GAAP net income attributable to NASDAQ OMX:	$108	$111	$105	$108	$432	$455	$411

GAAP diluted earnings per share:	$0.48	$0.53	$0.52	$0.50	$2.04	$2.15	$1.91
Total adjustments from non-GAAP net income above	0.13	0.11	0.10	0.14	0.46	0.38	0.08

Non-GAAP diluted earnings per share:	$0.61	$0.64	$0.62	$0.64	$2.50	$2.53	$1.99

	Three Months Ended				Year Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	December 31, 2012	December 31, 2011	December 31, 2010
GAAP operating income:	$171	$175	$170	$175	$690	$696	$631
Non-GAAP adjustments:
Income from open positions relating to the operations of the Exchange	—	(11)	—	—	(11)	—	—
Merger and strategic initiatives	2	1	(3)	4	4	38	4
Restructuring charges	9	17	10	8	44	—	—
Extinguishment of debt	—	—	—	—	—	31	40
Special legal expenses	—	—	4	2	7	—	—
Sublease reserve	—	—	—	3	3	—	5
Value added tax refund	—	—	—	(7)	(7)	—	—
Asset retirements	—	—	—	—	—	—	2
Workforce reductions	—	—	—	—	—	—	9
Other	—	2	—	1	4	4	5

Total non-GAAP adjustments	11	9	11	11	44	73	65

Non-GAAP operating income	$182	$184	$181	$186	$734	$769	$696

Total Non-GAAP revenues less transaction rebates, brokerage, clearance and exchange fees	$414	$416	$412	$422	$1,663	$1,690	$1,521
Non-GAAP operating margin (2)	44%	44%	44%	44%	44%	46%	46%

(1)	We determine the tax effect of each item based on the tax rules in the respective jurisdiction where the transaction occurred.
(2)	Non-GAAP operating margin equals non-GAAP operating income divided by Non-GAAP revenues less transaction rebates, brokerage, clearance and exchange fees.

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP Net Income, Diluted Earnings Per Share, Operating Income, and Operating Expenses

to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, and Operating Expenses

(in millions)

(unaudited)

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
GAAP operating expenses:	$328	$247	$243

Non-GAAP adjustments:
Voluntary accommodation program	(62)	—	—
Reserve for Securities and Exchange Commission matter	(10)	—	—
Merger and strategic initiatives	(8)	(4)	(2)
Restructuring charges	(9)	(8)	(9)
Special legal expenses	(2)	(2)	—
Sublease reserve	—	(3)	—
Value added tax refund	—	7	—
Other	—	(1)	—

Total non-GAAP adjustments	(91)	(11)	(11)

Non-GAAP operating expenses	$237	$236	$232

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP Net Income, Diluted Earnings Per Share, Operating Income, Net Exchange Revenues(1) and Operating Expenses

to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, Net Exchange Revenues(1) and Operating Expenses

(in millions)

(unaudited)

	Three Months Ended				Year Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	December 31, 2012	December 31, 2011	December 31, 2010
GAAP revenues less transaction rebates, brokerage, clearance and exchange fees:	$414	$427	$412	$422	$1,674	$1,690	$1,521

Non-GAAP adjustments:
Income from open positions relating to the operations of the Exchange	—	(11)	—	—	(11)	—	—

Total non-GAAP adjustments	—	(11)	—	—	(11)	—	—

Non-GAAP revenues less transaction rebates, brokerage, clearance and exchange fees:	$414	$416	$412	$422	$1,663	$1,690	$1,521

	Three Months Ended				Year Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	December 31, 2012	December 31, 2011	December 31, 2010
GAAP operating expenses:	$243	$252	$242	$247	$984	$994	$891

Non-GAAP adjustments:
Merger and strategic initiatives	(2)	(1)	3	(4)	(4)	(38)	(4)
Restructuring charges	(9)	(17)	(10)	(8)	(44)	—	—
Extinguishment of debt	—	—	—	—	—	(31)	(40)
Special legal expenses	—	—	(4)	(2)	(7)	—	—
Sublease reserve	—	—	—	(3)	(3)	—	(5)
Value added tax refund	—	—	—	7	7	—	—
Asset retirements	—	—	—	—	—	—	(2)
Workforce reductions	—	—	—	—	—	—	(9)
Other	—	(2)	—	(1)	(4)	(4)	(5)

Total non-GAAP adjustments	(11)	(20)	(11)	(11)	(55)	(73)	(65)

Non-GAAP operating expenses	$232	$232	$231	$236	$929	$921	$826

(1)	Represents revenues less transaction rebates, brokerage, clearence and exchange fees.

The NASDAQ OMX Group, Inc.

Quarterly Key Drivers Detail

(unaudited)

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
Market Services
Cash Equity Trading
NASDAQ securities
Total average daily share volume (in billions)	1.82	1.74	1.80
Matched market share executed on NASDAQ	23.1%	23.6%	26.3%
Matched market share executed on NASDAQ OMX BX	2.5%	2.6%	2.6%
Matched market share executed on NASDAQ OMX PSX	0.9%	1.3%	1.3%
Market share reported to the FINRA/NASDAQ
Trade Reporting Facility	35.7%	33.2%	33.2%

Total market share (1)	62.2%	60.6%	63.4%

New York Stock Exchange, or NYSE securities
Total average daily share volume (in billions)	3.56	3.39	3.91
Matched market share executed on NASDAQ	11.6%	11.5%	13.4%
Matched market share executed on NASDAQ OMX BX	2.4%	2.5%	2.5%
Matched market share executed on NASDAQ OMX PSX	0.5%	0.7%	0.7%
Market share reported to the FINRA/NASDAQ
Trade Reporting Facility	32.7%	30.0%	31.5%

Total market share (1)	47.2%	44.7%	48.2%

NYSE MKT and regional securities
Total average daily share volume (in billions)	0.99	0.97	1.12
Matched market share executed on NASDAQ	13.1%	14.1%	19.0%
Matched market share executed on NASDAQ OMX BX	2.8%	2.9%	2.3%
Matched market share executed on NASDAQ OMX PSX	1.4%	1.6%	1.9%
Market share reported to the FINRA/NASDAQ
Trade Reporting Facility	33.1%	30.6%	29.4%

Total market share (1)	50.3%	49.3%	52.6%

Total U.S.-listed securities
Total average daily share volume (in billions)	6.38	6.09	6.83
Matched share volume (in billions)	70.3	71.6	90.1
Matched market share executed on NASDAQ	15.1%	15.4%	17.7%
Matched market share executed on NASDAQ OMX BX	2.5%	2.6%	2.5%
Matched market share executed on NASDAQ OMX PSX	0.8%	1.0%	1.1%

Total market share	18.4%	19.0%	21.3%

NASDAQ OMX Nordic and NASDAQ OMX Baltic Securities
Average daily number of equity trades	317,069	273,330	372,081
Total average daily value of shares traded (in billions)	$4.4	$3.4	$4.6
Total market share	68.8%	68.2%	70.0%

Derivative Trading and Clearing
U.S. Equity Options
Total industry average daily volume (in millions)	15.0	14.3	15.9
NASDAQ OMX PHLX matched market share	20.7%	21.9%	22.2%
The NASDAQ Options Market matched market share	7.9%	6.2%	5.2%
NASDAQ OMX BX Options matched market share	1.0%	1.0%	—

Total market share	29.6%	29.1%	27.4%

NASDAQ OMX Nordic and NASDAQ OMX Baltic
Average daily volume:
Options, futures and fixed-income contracts	446,789	379,905	470,216
Finnish option contracts traded on Eurex	144,905	107,373	71,411

NASDAQ OMX Commodities
Power contracts cleared (TWh)(2)	460	453	521

Listing Services
Initial public offerings
NASDAQ	18	19	21
Exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic	—	4	1
New listings
NASDAQ (3)	33	46	43
Exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic (4)	4	9	3

Number of listed companies
NASDAQ (5)	2,568	2,577	2,665
Exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic (6)	752	754	769

Technology Solutions
Order intake (in millions)(7)	$19	$95	$55
Total order value (in millions)(8)	$524	$546	$496

(1)	Includes transactions executed on NASDAQ’s, NASDAQ OMX BX’s and NASDAQ OMX PSX’s systems plus trades reported through the FINRA/NASDAQ Trade Reporting Facility.
(2)	Primarily transactions executed on Nord Pool ASA and reported for clearing to NASDAQ OMX Commodities measured by Terawatt hours (TWh).
(3)	New listings include IPOs, including those completed on a best efforts basis, issuers that switched from other listing venues, closed-end funds and separately listed ETFs.
(4)	New listings include IPOs and represent companies listed on the exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic and companies on the alternative markets of NASDAQ OMX First North.
(5)	Number of listed companies for NASDAQ at period end, including separately listed ETFs.
(6)	Represents companies listed on the exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic and companies on the alternative markets of NASDAQ OMX First North at period end.
(7)	Total contract value of orders signed during the period.
(8)	Represents total contract value of orders signed that are yet to be recognized as revenue.